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                                                                      EXHIBIT 11

                               FINE HOST CORPORATION
                           COMPUTATION OF PER SHARE LOSS
                                   (IN THOUSANDS)

                                             THREE MONTHS ENDED             NINE MONTHS ENDED
                                         ----------------------------  ----------------------------
                                         SEPTEMBER 25,  SEPTEMBER 27,  SEPTEMBER 25,  SEPTEMBER 27,
                                             1996           1995           1996           1995
                                         -------------  -------------  -------------  -------------
                                                 (as restated)                 (as restated)
Loss applicable to Common Stock             $ (354)        $ (377)       $(2,589)       $(2,272)
Stock warrant accretion                          -           (212)        (1,300)          (286)
                                            ------         ------        -------        -------
Net loss attributable to Common
     Stockholders                           $ (354)        $ (589)       $(3,889)       $(2,558)
                                            ======         ======        =======        =======

Weighted average number of common shares
     outstanding                             6,165          2,048          3,523          2,048
Average convertible Preferred shares
     outstanding                                 -              -              -              -
Assumed conversion of:
     Warrants                                    -              -              -              -
     Options                                     -              -             -              -
                                            ------         ------        -------        -------

Average number of shares of Common Stock
     outstanding                             6,165          2,048          3,523          2,048
                                            ======         ======        =======        =======

Net loss per share                          $ (.06)        $ (.29)       $ (1.10)       $ (1.25)
                                            ======         ======        =======        =======

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